UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2020, Energy Recovery, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to announce the appointment of Mr. Robert Yu Lang Mao as the Company’s President and Chief Executive Officer. At the time of the filing of the Original Report, Mr. Mao’s compensation as President and Chief Executive Officer had not yet been determined by the Company’s Compensation Committee. Pursuant to Item 5.02(e) of Current Report on Form 8-K, the Company is filing this Amendment No. 1 to the Original Report (the “Amendment”) solely for the purpose of disclosing a brief description of Mr. Mao’s compensation arrangements as President and Chief Executive Officer. The information contained in the Amendment should be read in conjunction with the information contained in the Original Report.

Mr. Mao’s compensation as President and Chief Executive Officer are set forth in that certain Offer of Employment dated May 20, 2020, by and between the Company and Mr. Mao (the “Employment Letter”). Pursuant to the terms of the Employment Letter, Mr. Mao will receive an annual salary of $500,000, be eligible for an annual bonus from 0% to 100% of his annual base salary, a one-time stock option award to purchase $1,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), be eligible to receive additional equity awards under the Company’s Long Term Incentive Plan and other standard Company benefits. The stock option award will vest over a four (4) year period, with twenty-five percent (25%) of the stock option vesting on the one year anniversary of the grant date and 1/36th monthly thereafter. In connection with Mr. Mao’s employment, Mr. Mao will be named a participant in the Company’s Change of Control Plan, as amended (the “CCP”).

Mr. Mao’s Employment Letter provides for an “at will” employment however, if Mr. Mao’s employment is terminated by the Company for any reason without “Cause” and not as part of an “Anticipatory Termination” (each as defined in the CCP), Mr. Mao will be entitled to receive as severance the greater of (i) the severance benefits provided in any then-existing and applicable Company severance plan or (ii) all earned but unpaid salary, all earned but unpaid and un-deferred bonus attributable to the year immediately preceding the year in which the termination occurs, and subject to the execution and effectiveness of a separation agreement and release, full acceleration of the vesting of 25% of unvested equity awards held by Mr. Mao.

The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer of Employment with Energy Recovery, Inc., as President and Chief Executive Officer

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	May 22, 2020	By:	/s/ William Yeung
William Yeung
Chief Legal Officer